Exhibit 5.1

[Letterhead of Dechert LLP]

October 17, 2017

GNMAG Asset Backed Securitizations, LLC

350 Fifth Avenue, 59th Floor

New York, New York 10118

Re:	GNMAG Asset Backed Securitizations, LLC Registration Statement on Form SF-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form SF-3 (the “Registration Statement”), filed by GNMAG Asset Backed Securitizations, LLC, a Delaware limited liability company (the “Registrant”), with the Securities and Exchange Commission, in connection with the registration on Form SF-3 under the Securities Act of 1933, as amended (the “Act”) of its agency security pass-through certificates (the “Certificates”). The Certificates are issuable in series (each, a “Series”). The Certificates of each Series will be issued pursuant to documentation more particularly described in the prospectus relating to such Series, a form of which has been included as part of the Registration Statement (the “Issuing Documentation”). The Certificates of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus relating to such Series.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) with respect to factual information, the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Certificates will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Dechert LLP
DECHERT LLP